Exhibit 5.1

December 19, 2017

Pyxis Tankers Inc.

59 K. Karamanli Street

Maroussi 15125 Greece

Re: Pyxis Tankers Inc.

Ladies and Gentlemen:

We have acted as special Marshall Islands counsel to Pyxis Tankers Inc., a Marshall Islands corporation (the “Company”), in connection with the Company’s registration statement on Form F-3 (File No. ) (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”) and as thereafter amended or supplemented, relating to the registration for resale under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of an aggregate 2,400,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) held by the selling shareholders named in the Prospectus (defined below).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company included in the Registration Statement (the “Prospectus”); and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors or officers of the Company and others.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands, the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the Republic of the Marshall Islands as in effect on the date hereof, and we expressly disclaim any obligation to update this letter or advise you of any change in any matter after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP